UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2013

DST SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

DST Systems, Inc. (“DST”) announced on December 11, 2013, that its Board of Directors has appointed Gregg Wm. Givens to serve as Vice President, Chief Financial Officer and Treasurer, effective Jan. 1, 2014.  He succeeds Kenneth V. Hager, who will provide support for the transition through January 15, 2014 and then will retire from DST as planned after 29 years of service to the Company.

Mr. Givens, age 53, has more than 30 years of financial and accounting experience and has been with DST since 1996. He has served as the Company’s Vice President and Chief Accounting Officer since 1999.

In his new position Mr. Givens will receive an annual base salary of $400,000.

DST issued a news release announcing the appointment of Mr. Givens, which is filed herewith as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits

(d). Exhibits.

Exhibit
Number	Description

99.1	News Release dated December 11, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of December, 2013.

DST SYSTEMS, INC.

By:	/s/ Randall D. Young
Name:	Randall D. Young
Title:	Senior Vice President, General Counsel and Secretary